RECKSON ASSOCIATES REALTY CORP.
                                  EXHIBIT 10.1

                                                               November 30, 1999


Reckson Service Industries Inc.
10 East 53rd Street
New York, New York 10022

     Re:  Second Amended and Restated Credit Agreements

Dear Sirs:

     Reference is made to the Amended and Restated Credit Agreement, dated as of August 4, 1999, between Reckson Service Industries, Inc., as Borrower (the "Borrower") and Reckson Operating Partnership, L.P., as Lender (the "Lender") relating to the operations of the Borrower (the "RSI Facility"), and the Amended and Restated Credit greement, dated as of August 4, 1999, between the Borrower and the Lender relating to Reckson Strategic Venture Parters LLC (together with the RSI Facility, the "Credit Facilities"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Credit Facilities.

     You have advised us of your proposal to obtain (i) a $60 million secured loan from Warburg Dillon Read and UBS AG (or other lenders) substantially on the terms set forth on the term sheet attached hereto as Exhibit A (the "Secured $60 million Loan") and (ii) a $75 million secured loan from Reckson Strategic Venture Partners LLC (or other lenders) substantially on the terms set forth in the term sheet attached hereto as Exhibit B (the "Secured $75 million Loan" and, together with the Secured $60 million Loan, the "Secured Loans"). You have also advised us of your proposal to issue up to $200 million in preferred stock (the "Preferred Stock").

1.   Amendments.  We  hereby  agree  to  the  following amendments to the Credit
 Facilities:

       a.Section  1.1(b)  is hereby  amended  to add the  following  definition:
         "Adjusted EBITDA" shall mean, for any fiscal quarter, EBITDA less any amounts payable (i) by any subsidiary in respect of the Indebtedness of such Subsidiary (including, but not limited to, Indebtedness of VANTAS Incorporated and the Secured $75 million Loan) and (ii) by the Borrower in respect of the Secured $60 million Loan.

       b.The third sentence of Section 3.1 of the Credit Facilities is hereby amended by deleting the references to "EBITDA" and replacing such references with the term "Adjusted EBITDA."

       c. Section 7.2(c) of the Credit Facilities is hereby amended to add the following:

          (iv) Indebtedness of the Borrower payable to its subsidiaries, partner companies or other companies into which the Borrower makes investments to evidence the obligation of the Borrower to fund future capital commitments into such entities.

     2. Consents. We hereby consent to the following:

       a. The Liens to be granted under the Secured Loans shall be deemed to be Permitted Liens for purposes of the Credit Facilities.

       b.In accordance with Section 7.2(c)(iii) of the Credit Facilities, the incurrence of Indebtedness under the Secured Loans and the payment of interest thereon is hereby approved.

       c.In  accordance   with   Sections   7.2(d)  and  7.2(e)  of  the  Credit
         Facilities, the filing of one or more Certificates of Designation and any amendments thereto in respect of the Preferred Stock, and the payment by the Borrower of dividends to the holders of the Preferred Stock, is hereby approved.

     3. Fees. It is understood that a fee equal to 176,186 shares of common stock, par value $.01 per share, of the Borrower shall be paid to us upon delivery of this letter in consideration of the matters covered in this letter.


                                        Very truly yours,

                                        RECKSON OPERATING PARTNERSHIP, L.P.
                                        By:  Reckson  Associates  Realty  Corp.,
                                        general partner

                                        By: /s/ Michael Maturo

                                           ------------------------------------

                                           Name: Michael Maturo
                                           Title: Executive Vice President

Confirmed and Accepted:
RECKSON SERVICE INDUSTRIES, INC.

By: /s/ Michael Maturo

     -----------------------------------
   Name: Michael Maturo
     Title: Executive Vice President